       As filed with the Securities and Exchange Commission on May 17, 2001
                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                          ----------------------------

California                      48761 Kato Road                   94-2944251
                               Fremont, CA 94538               (I.R.S. Employer
                                (510) 661-5000               Identification No.)

         (Address and telephone number of principal executive offices)

                          ----------------------------

                             1993 STOCK OPTION PLAN


                SEMIFAB, INC. 1993 FLEXIBLE STOCK INCENTIVE PLAN

                         2001 NON-OFFICER EQUITY  PLAN

                             Douglas J. McCutcheon
               Senior Vice President and Chief Financial Officer
                            Asyst Technologies, Inc.
                                48761 Kato Road
                               Fremont, CA 94538
                                 (510) 661-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------
                                    Copy to:
                              James C. Kitch, Esq.
                             Michael L.Weiner, Esq.
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                 (650) 843-5000
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of Securities to be        Amount to be           Proposed Maximum           Proposed Maximum        Amount of Registration
Registered                      Registered (1)      Offering Price Per Share   Aggregate Offering Price              Fee
                                                                (2)                        (2)
---------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common         2,959,093             $ 3.1404 - 17.7343            $ 48,948,424                $ 12,237
Stock (no par value)
====================================================================================================================================




================================================================================

 (1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

 (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on May 11, 2001. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:


                    Title of Shares                      Number of Shares  Offering Price Per Share  Aggregate Offering Price
=============================================================================================================================
Shares issuable pursuant to outstanding stock options             352,600                  $17.1455             $6,045,512.70
 pursuant to 1993 Employee Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options              1,031,494                   17.7343             18,292,824.04
 pursuant to 1993 Employee Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options             577,004                   13.8749              8,005,872.80
 pursuant to 2001 Non-Officer Equity  Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options                922,996                   17.7343             16,368,687.96
 pursuant to 2001 Non-Officer Equity  Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options              74,999                    3.1404                235,526.86
 pursuant to the Semifab, Inc. 1993 Flexible Stock
 Incentive Plan
=============================================================================================================================

================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Asyst Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in
          (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

                               Not  Applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

                               Not  Applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


          The Company's Bylaws provide that Asyst will indemnify its directors and officers to the fullest extent not prohibited by California law. The Company is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with each of its directors and officers.

          In addition, Asyst's Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Asyst and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to Asyst, for acts or ommissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director's duty to Asyst or its shareholders when the director was aware or should have been aware of a risk of serious injury to Asyst or its shareholders, or an unexcused patter of inattention that amounts to an abdication of the director's duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of Asyst as to which indemnification is being sought, nor is Asyst aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                Not Applicable.


 5.1   Opinion of Cooley Godward llp

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ernst & Young LLP

23.3   Consent of Deloitte Touche Tohmatsu

23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 of this Registration Statement

24.1   Power of Attorney is contained on the signature pages.

99.1*  Registrant's 1993 Stock Option Plan, as amended

99.2   Semifab, Inc. 1993 Flexible Stock Incentive Plan

99.3   Registrant's 2001 Non-Officer Equity Plan

99.4* Form of Stock Option Agreement used in connection with the Registrant's 1993 Stock Option Plan

99.5 Form of Stock Option Agreement used in connection with Semifab, Inc. 1993 Flexible Stock Incentive Plan

99.6 Form of Option Exercise Form used in connection with the Semifab, Inc. 1993 Flexible Stock Incentive Plan

99.7 Form of Stock Option Notice used in connection with the Registrant's 2001 Non-Officer Equity Plan

99.8 Form of Stock Option Agreement used in connection with Registrant's 2001 Non-Officer Equity Plan

99.9 Form of Option Exercise Form used in connection with the Registrant's 2001 Non-Officer Equity Plan

* Filed as an exhibit to the Registration Statement on form S-1 (No 333-66184), as filed with the SEC on July 19, 1993, as such exhibit has been amended and incorporated by reference herein.

                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on May 15, 2001.


                                    By: /s/ Mihir Parikh
                                       -----------------------------------
                                       Mihir Parikh
                                       Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mihir Parikh and Douglas McCutcheon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Mihir Parikh
-------------------------------------------------------  Chairman of the Board and Chief             May 15, 2001
Mihir Parikh                                             Executive Officer
                                                         (Principal Executive Officer)

/s/ Douglas J. McCutcheon
-------------------------------------------------------  Senior Vice President and Chief Financial   May 15, 2001
Douglas J. McCutcheon                                    Officer
                                                         (Principal Financial and Accounting
                                                         Officer)

/s/ P. Jackson Bell
-------------------------------------------------------  Director                                    May 15, 2001
P. Jackson Bell

/s/ Stanley Grubel
-------------------------------------------------------  Director                                    May 15, 2001
Stanley Grubel

/s/ Robert A. McNamara
-------------------------------------------------------  Director                                    May 15, 2001
Robert A. McNamara

/s/ Walter W. Wilson
-------------------------------------------------------  Director                                    May 15, 2001
Walter W. Wilson